STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT dated as of the 1st day of May, 2001, among AMERICAN PORTFOLIOS HOLDINGS, INC., a Delaware corporation (the "Corporation"), and those stockholders of the Corporation listed on Schedule I hereto.

                                    RECITALS

     The Corporation is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization of 20,000,000 shares of Common Stock, $.001 par value (the "Common Stock"). Each of the Stockholders (as hereinafter defined) will own the number of shares of Common Stock set forth opposite the name of each such Stockholder on Schedule I attached hereto.

     Because the parties hereto believe it is in the best interest of the Corporation and the Stockholders that provisions be made for the continuity and stability of the business of the Corporation, the Corporation and the Stockholders hereby set forth their agreement with respect to the shares of Common Stock owned, and to be owned, by the Stockholders.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:


                                    SECTION 1
                                   DEFINITIONS

     As used herein, the following terms shall have the following respective meanings:

     1.1 Affiliate shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any Stockholder.

     1.2 Eligible Group shall mean any Group except (i) a Group which includes a Stockholder as to whom or which an Event of Option shall have occurred and (ii) a Selling Group, as the case may be.

     1.3 Event of Option shall mean the occurrence of one or more of the following events:

     (i) a Stockholder shall be declared bankrupt, become permanently disabled (mentally or physically) or die, or a receiver, executor, administrator, guardian, legal committee or other legal custodian of his or its property (including any Stock owned by such Stockholder) shall be appointed; or

     (ii) a Stockholder materially breaches the terms hereof or another agreement between the Stockholder and the Corporation.

     An Event of Option shall be deemed to be continuing until the procedures set forth in Section 4 hereof with respect to the Stock affected thereby have been exhausted.

     1.4 Fair Value Per Share shall mean, as of the date of determination, the fair value of each share of Stock as agreed to in writing by all of the parties, or, in the absence of such agreement, as determined in good faith by a reputable independent investment banking firm mutually selected by (a) Stockholders holding not less than 75% in voting power of the then outstanding Stock excluding the Stockholder as to whom or which an Event of Option shall have occurred and (b) such Stockholder or, if such selection cannot be made, by a reputable independent investment banking firm which is selected by the American Arbitration Association in accordance with its rules.

     1.5 Group shall mean:

     (i) in the case of any Stockholder who is an individual, (A) such Stockholder, (B) the spouse and lineal descendants of such Stockholder, and (C) a trust for the benefit of any of the foregoing;

     (ii) in the case of any Stockholder which is an entity, (A) such entity and
(B) the person, if any, holding directly or indirectly more than 50% of the equity on a fully diluted basis or more than 50% of the voting power of such entity on the date of this Agreement.

     1.6 Proportionate Percentage shall mean the pro rata percentage of a class of Stock (i) being offered by a Selling Group pursuant to Section 3 hereof, which each Eligible Group shall be entitled to purchase, if any, or (ii) which each Eligible Group which shall be entitled to purchase from the Stockholder as to which an Event of Option has occurred within the meaning of Section 4 hereof. Such pro rata percentage, as to each Eligible Group, shall be the percentage figure which expresses the ratio, based upon voting power, between the number of shares of Stock owned by all members of such Eligible Group and the aggregate number of such shares of Stock owned by all Eligible Groups. In the case of
Section 5, Proportionate Percentage of a Group shall mean the ratio, based on voting power, between the shares of Stock owned by all members of a Group and the aggregate number of shares of Stock owned by all members of all Groups.

     1.7 Section 5 Offer and Section 5 Offeror shall have the respective meanings ascribed thereto in Section 5 hereof.

     1.8 Sell or Sale (as the case may be), as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

     1.9 Selling Group shall mean any Group proposing to Sell any of its Stock, or which has delivered a notice of intention to Sell pursuant to Section 3 hereof.

     1.10 Stock shall mean (i) the presently issued and outstanding shares of Common Stock of the Corporation owned by the Stockholders, (ii) any additional shares of Common Stock hereafter issued to the Stockholders and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged.

     1.11 Stockholders shall mean (i) those persons identified on Schedule I attached hereto as the holders of Stock and (ii) any other person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement as contemplated hereby.


                                    SECTION 2
                     LIMITATIONS ON SALES OF STOCK - GENERAL

     2.1 Limitation on Sale. Each Stockholder hereby agrees that such Stockholder shall not at any time during the term of this Agreement Sell any Stock except:

     (i) by sale in accordance with Section 3, 4 or 5 hereof;

     (ii) by pledge which creates a bona fide security interest in the Stock, provided that the pledgee thereof shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Stockholder making such pledge; or

     (iii) by transfer to another member of the Group to which such Stockholder belongs, provided that the recipient of such Stock shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a member of such Group.

     (iv) in any single transaction or collectively with all other transactions during the Term, up to an aggregate of five (5%) percent of the Stock owned by such Stockholder as set forth on Schedule I hereto.


                                    SECTION 3
                  PROCEDURES ON SALE OF STOCK TO THIRD PARTIES

     Except as otherwise expressly provided herein, each Stockholder and each member of a Group of such Stockholder hereby agrees that it shall not Sell any Stock except in accordance with the following procedures:

     3.1 Offer to Stockholders. The Selling Group shall first deliver to the Eligible Groups a written notice, which shall be irrevocable for such period as shall be necessary to comply with this Section 3.1 and Section 3.2 hereof, offering all or any part of the Stock owned by the Selling Group at the purchase price and on the terms specified therein. Each Eligible Group shall have the right and option (subject to the provisions of Section 3.5 hereof), for a period of 30 days thereafter, to (i) accept its Proportionate Percentage (but not less than its Proportionate Percentage) of the shares of Stock so offered at the purchase price and on the terms stated in the original notice of intention to Sell and (ii) offer, in any such written notice of acceptance, to purchase all or any part of such Stock not purchased by the other Eligible Groups, in which case such Stock not accepted by the other Eligible Groups shall be deemed to have been offered to and accepted by the Eligible Groups which exercised their option under this clause (ii), pro rata in accordance with their respective Proportionate Percentages (or such other lesser number of shares of Stock as shall be specified in such written notice of acceptance), and on the above-described terms and conditions. Such acceptance shall be made by delivering a written notice to the Selling Group within said 30-day period.

     3.2 Offer to Corporation. If the Eligible Groups shall fail to accept in whole, or shall reject in writing, the offer made pursuant to Section 3.1 then, upon the expiration of such 30-day period, the Corporation shall have the right and option, for a period of 15 days, to accept all but not less than all of the shares of Stock so offered, and not theretofore accepted at the purchase price and on the terms specified therein. Such acceptance shall be made by delivering a written notice to the Selling Group within said 15-day period. Notwithstanding the foregoing, the Corporation shall in any event on or before the expiration of the aforesaid 15-day period notify in writing each Stockholder as to whether or not it has elected to exercise its right and option pursuant to this Section 3.2.

     3.3 Closing of Sale. Sales of Stock under the terms of Sections 3.1 and 3.2 above shall be made at the offices of the Corporation on a mutually satisfactory business day within 15 days after the expiration of the aforesaid periods. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer to the members of the Eligible Groups and/or the Corporation (as the case may be) shall be made on such date against payment of the purchase price therefor.

     3.4 Sale to Third Party. If effective acceptance shall not be received pursuant to Sections 3.1 and 3.2 above with respect to all of the Stock offered for sale pursuant to the aforesaid written notice, then the Selling Group may Sell all or any part of the remaining Stock so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof, than the terms stated in the original written notice of intention to Sell, at any time within 30 days after the expiration of the offer required by Sections
3.1 and 3.2 above. In the event the remaining Stock is not sold by the Selling Group during such 30-day period, the right of the Selling Group to Sell such remaining Stock shall expire and the obligations of this Section 3 shall be reinstated.

     3.5 Sale of All Stock. The Selling Group may specify in the written notice of intention to Sell contemplated by Section 3.1 above that all Stock mentioned therein must be sold, if any is sold, in which case acceptances received pursuant to Sections 3.1 and 3.2 hereof shall be deemed conditioned upon receipt of written notices of acceptance with respect to all of the Stock mentioned in such written notice of intention to Sell.

     3.6 New Party. Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to Section 3 who is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement other than this Section 3 and shall be deemed to be a Stockholder for all purposes of this Agreement other than this Section 3.


                                    SECTION 4
                                 EVENT OF OPTION

     4.1 Option to Purchase. If an Event of Option shall occur, each Eligible Group shall have the option to give the Corporation and the Stockholder (or his representatives or assigns) as to which such Event of Option has occurred, notice of its election to have the Fair Value Per Share determined, whereupon the Stockholders shall cause such determination to be made with reasonable promptness. Upon the completion of such determination, each Eligible Group shall have the right and option for a period of 30 days after such determination, to purchase from such Stockholder, his representatives or assigns, for cash, and at the Fair Value Per Share, its Proportionate Percentage (but not less than its Proportionate Percentage) of the Stock as to which such Event of Option has occurred, which option shall be exercised by delivery to the Corporation, during such 30-day period, of a written notice of election to purchase such Stock, whereupon the Corporation shall forthwith transmit any written notice of election to purchase delivered pursuant to this Section 4.1 to the Stockholder as to which such Event of Option has occurred, its representatives or assigns, but failure of the Corporation so to transmit any such notice shall in no way invalidate such notice; provided, however, that the Eligible Groups delivering such notice of election to purchase shall have the further right and option to purchase, in any such written notice of election to purchase, any such Stock not purchased by other Eligible Groups, in which case such Stock not accepted by the other Eligible Groups shall be deemed to have been offered to and accepted by the Eligible Groups which exercised their option hereunder, pro rata in accordance with their respective Proportionate Percentages and on the above-described terms and conditions.

     4.2 Closing of Purchase. Sales of Stock under Section 4.1 shall be made at the offices of the Corporation on a mutually acceptable business day within 15 business days after the determination of Fair Value Per Share.


                                    SECTION 5
                        SALE OF STOCK BY GROUP OR GROUPS

     5.1 Section 5 Offer. In the event any Group or Groups ("Section 5 Group"; "Section 5 Groups") receive a bona fide offer ("Section 5 Offer") from a person (hereinafter called the "Section 5 Offeror") which is not an Affiliate of such Group or Groups (i) to purchase from the Section 5 Group or Groups not less than 25%, by voting power, of the then outstanding Stock or (ii) to purchase from the
Section 5 Group or Groups that number of shares of Stock which, when added to the number of shares of Stock at the time already owned, directly or indirectly, by the Section 5 Offeror and its Affiliates, constitutes not less than 25%, by voting power, of the then outstanding Stock, in each case for a specified price payable in cash or otherwise and on specified terms and conditions, the Section 5 Group or Groups shall promptly forward a copy of the Section 5 Offer to the Corporation and the other Groups.

     5.2 Participation. If the Section 5 Group or Groups receives a Section 5 Offer, the Section 5 Group or Groups shall not sell any such Stock to the
Section 5 Offeror unless (i) the terms of the Section 5 Offer are extended to the other Groups and (ii) if the Section 5 Offer, as extended, relates to less than all the Stock owned by all the Groups, each Group shall be entitled to sell to the Section 5 Offeror pursuant to the Section 5 Offer that percentage of the Stock to be purchased by the Section 5 Offer or which is equal to the Proportionate Percentage of such Group. So long as a Group or Groups comply with the provisions of this Section 5, the provisions of Section 3 shall not apply.


                                    SECTION 6
                              ELECTION OF DIRECTORS

     6.1 Board of Directors. The Board of Directors shall consist of not less than three (3) members and not more than seven (7) members

     6.2 Certain Directors. During the term of this Agreement, and for so long as each Stockholder originally named on Schedule I (or his Group) owns at least 15% of the Stock then covered by this Agreement, each Stockholder shall vote all of his Stock for a designee of such Stockholder as a director of the Corporation, except that Frank Baiata shall be entitled to designate two (2) persons as directors, provided that unless such designee is the named Stockholder, the designee shall be reasonably acceptable to the other Stockholders. If any Group shall fail to comply with the above provisions, this Agreement shall be deemed to have then granted a proxy to each of the above-named persons to vote all the Stock for such purpose, which is coupled with an interest and is irrevocable.


                                    SECTION 7
                          LEGEND ON STOCK CERTIFICATES

     Each certificate representing shares of Stock shall bear the following legend, until such time as the shares represented thereby are no longer subject to the provisions hereof:

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF [THE DATE HEREOF] AMONG INFINITY LASER CENTERS, INC. AND THE HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OFAMERICAN PORTFOLIOS HOLDINGS, INC. CORPORATION ADDRESSED TO ITS PRINCIPAL OFFICE".


                                    SECTION 8
                              DURATION OF AGREEMENT

     The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder when the Group of which he or it is a member has transferred all Stock owned by such Group in accordance with this Agreement, and all rights and obligations of any party under this Agreement shall terminate on the earlier of (i) the tenth anniversary of the date hereof, (ii) the closing of an offering to the public of Common Stock by the Corporation which was registered under the Securities Act of 1933, as amended, (iii) the vote of Stockholders holding Stock representing eighty-five (85%) of the voting power of all of the Stock then subject to this Agreement, (iv) a merger to which the Corporation is a party in which the stockholder(s) of the Corporation receive securities of a corporation which is not an Affiliate of the Corporation or (v) the sale of all or substantially all of the assets of the Corporation to a person which is not an Affiliate of the Corporation.


                                    SECTION 9
                           SEVERABILITY; GOVERNING LAW

     If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                                   SECTION 10
                             BENEFITS OF AGREEMENTS

     13.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

     13.2 Specific Enforcement. The parties hereto intend that the provisions of this Agreement shall be specifically enforceable in any court of law having jurisdiction.


                                   SECTION 11
                                     NOTICES

     All notices, advice and communications to be given or otherwise made to any party to this Agreement, or to the Group of any such party, shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by facsimile transmission or reputable overnight carrier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  If to the Corporation:

                  American Portfolios Holdings, Inc.
                  4250 Veterans Memorial Highway
                  Suite 420E
                  Holbrook, NY  11741
                  Attention:  President

                  If to the Stockholders:

                  At their address on Schedule I hereto.

The above addresses may be changed by a party by giving notice of such change to the other parties.


                                   SECTION 12
                                  MODIFICATION

     Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by (i) the party against whom the enforcement of any modification, change, discharge or termination is sought; (ii) the Corporation; and (iii) the holders of at least eighty-five (85%) percent in voting power of all shares of Stock subject to this Agreement; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of Stock the consent of the holders of which is required under this Section 12.


                                   SECTION 13
                                    CAPTIONS

     The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.


                                   SECTION 14
                                ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith, if any.


                                   SECTION 15
                                  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                                   SECTION 16
                             COVENANT NOT TO COMPETE

     Each Stockholder hereby agrees on behalf of himself or itself or his or its Group (the "Covenantor") that for a period commencing on the date hereof and continuing for two (2) years after the Covenantor has completed the disposition of all of the Covenantor's Stock in accordance herewith, the Covenantor shall not maintain, operate or become associated with a business which is competitive with the business then conducted by the Corporation, and is conducted within the Continental United States nor will the Covenantor become associated in any capacity with any person conducting such business, the foregoing not to prohibit, however, passive investments which do not (i) constitute control or
(ii) involve contact with the entity in which such investment is made. The temporal and spatial dimensions of the above covenant shall be deemed reduced to those deemed not unreasonable by any court in which the above covenant is sought to enforced, so that this covenant shall not be ruled unenforceable per se, but shall be enforceable to the maximum extent permitted by applicable law. Notwithstanding the foregoing, if the Shares of Frank Baiata's Group are sold pursuant to Section 4.1 hereof as a result of an Event of Option under clause
(i) of Section 1.3, this covenant shall terminate as to Frank Baiata at the time of such sale.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                            AMERICAN PORTFOLIOS HOLDINGS, INC.


                            By: /s/ Lon Dolber
                                ----------------------------------------
                                   Lon Dolber, President

                                /s/ Russell Clark
                                ----------------------------------------
                                Russell Clark, Individually

                                /s/ Lon Dolber
                                ----------------------------------------
                                Lon Dolber, Individually

                                /s/ Frank Baiata
                                ----------------------------------------
                                Frank Baiata, Individually



                                   SCHEDULE I


                                                       NUMBER OF SHARES
STOCKHOLDER                                            OF COMMON STOCK
-----------                                            ---------------

Lon Dolber                                                3,214,286
6 Inlet View Path
East Moriches, NY  11940


Russell Clark                                              1,285,714
155 Mountain Avenue
Ridgewood, NJ  07450


Frank Baiata                                              2,550,000
133 Frost Pond Road
Glen Cove, NY  11542